UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170 Carlsbad, CA 92011-1045
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2012 Annual Meeting on April 30, 2013.  Out of 405,172,405 shares of our Common Stock (as of the record date of March 4, 2013) entitled to vote at the Annual Meeting, there were 281,792,977 shares present in person or represented by proxy, representing 69.55% of the total outstanding shares of our Common Stock entitled to vote.

The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2013 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Carlton M. Johnson, Jr.	28,952,146	44,125,289	208,715,542
Gloria H. Felcyn	26,103,799	46,973,636	208,715,542
Clifford L. Flowers	26,483,798	46,593,637	208,715,542

Proposal No. 2: To ratify management’s selection of KMJ Corbin & Company LLP as our independent auditors.

Votes For	Votes Against	Abstain
227,609,925	26,194,391	27,988,661

Proposal No. 3: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2012 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstain	Broker Non-Votes
43,511,713	49,831,390	1,035,710	208,715,542

 Proposal No. 4: To determine, on an advisory basis, the frequency with which the stockholders of the Company wish to have an advisory vote on the compensation of the named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
43,511,713	1,208,222	14,698,613	13,658,887	208,715,542

Based on the results of Proposal No. 4, the Company has determined that it will hold a non-binding, advisory vote to approve the compensation of the named executive officers every year.

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Item 7.01 Regulation FD Disclosure.

As previously disclosed by the Company, a complaint was filed on behalf of the Company and other parties in the U.S. International Trade Commission (“ITC”) on July 24, 2012 (ITC Investigation No. 337-TA-853, or the “853 Investigation”) alleging infringement of the ’336 patent against respondents Acer Inc., Amazon.com Inc., Barnes & Noble Inc., Garmin Ltd., HTC Corporation, Huawei Technologies Co. Ltd., Kyocera Corporation, LG Electronics, Nintendo Co. Ltd., Novatel Wireless Inc., Samsung Electronics Co. Ltd., Sierra Wireless Inc., and ZTE Corporation (“Respondents”). Sierra Wireless purchased a license to the MMP Portfolio and was terminated from the 853 Investigation in November 2012.

The Administrative Law Judge (“ALJ”) conducted a claim construction hearing (a “Markman hearing”) on March 5, 2013, and issued Order No. 31: Construing the Terms of the Asserted Claims of the Patent at Issue on April 18, 2013. Respondents have also filed a motion for summary determination of non-infringement based in part on the ALJ’s claim construction of the phrase “entire ring oscillator variable speed clock,” as well as similar phrases that include the term “entire” in the claims of the ’336 patent. If the ALJ grants Respondents’ motion, he will likely issue an initial determination that Respondents do not infringe the ’336 patent. Such a ruling would then be the subject of an internal appeal at the ITC. Although the Company has opposed Respondents’ motion for summary determination and believes its infringement allegations are meritorious, the Company cannot provide any guidance regarding the likelihood of a favorable or an unfavorable decision with respect to the motion for summary determination. If the ALJ denies Respondents’ motion for summary determination, the 853 Investigation will proceed to trial on June 3, 2013. A final determination is expected in the 853 Investigation by no later than January 6, 2014.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: May 2, 2013	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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